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                                                                    EXHIBIT 23.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Source Information Management Company
St. Louis, Missouri


We hereby consent to the use in the Prospectus constituting a part of the Registration Statement of our report dated March 27, 1998, relating to the consolidated financial statements of The Source Information Management Company appearing in the Company's Annual Report on Form 10KSB/A for the year ended January 31, 1999.



                                                            /s/ BDO Seidman, LLP
                                                                BDO Seidman, LLP




St. Louis, Missouri
June 8, 1999